Exhibit 10.19

MASTER MANUFACTURING AND SERVICES AGREEMENT

1. Agreement; Purchase Orders. This Master Manufacturing and Services Agreement, as it may be amended from time to time (this “Agreement”), shall govern all Purchase Orders (each, a “P.O.”) and other communications sent by WatchGuard, Inc. (“Customer”) to Variosystems, Inc. (“Variosystems”) for electronic assemblies (the “Products”) as well as any services Variosystems may provide to Customer. Variosystems’ performance hereunder and provision of any Products or services to Customer is strictly limited to the terms and conditions contained in this Agreement. This Agreement may only be varied for a specific accepted P.O. by written agreement explicitly referencing this Agreement and specifically identifying any such variance to this Agreement. All requests for Products or services must be made by written P.O. Variosystems is not obligated to accept any P.O. A P.O. is binding on Variosystems only after Variosystems confirms the terms of the P.O. by written acceptance. Once accepted by Variosystems, a P.O. cannot be modified except by mutual written agreement of both parties and Customer is responsible for all additional charges associated with such modification.

2. Term. This Agreement shall commence on October 1, 2017 (the “Effective Date”) and shall terminate on October 1, 2020, unless terminated earlier in accordance with the terms of this Agreement (the “Initial Term”). This Agreement shall be automatically renewed for successive one (1) year terms thereafter (each, a “Renewal Term,” and together with the Initial Term, the “Term”) unless and until either party provides the other party with one hundred eighty (180) days’ prior written notice to terminate the Term. Notwithstanding the foregoing, if Variosystems continues to provide Products and services previously covered by this Agreement after the date of termination at Customer’s request, Variosystems acknowledges and agrees that such Products and services shall continue to meet the standards set forth under this Agreement and shall be governed by this Agreement in accordance with any such request, and that each party shall retain all rights and remedies under this Agreement with respect to such Products and services.

3. Delivery/Inspection.

a. Variosystems will use commercially reasonable efforts to timely deliver to Customer the Products as specified in a P.O. on the mutually agreed upon release date(s) and within the Customer’s “on-time” delivery window; provided, however, that VARIOSYSTEMS PROVIDES NO GUARANTEE THAT DELIVERY WILL OCCUR ON ANY SPECIFIED DATE. Unavoidable changes to the delivery date and the reason(s) for such change will be communicated to Customer as soon as reasonably possible.

b. Variosystems will ship the Products to Customer Ex Works, from Variosystems’ facility in Southlake, Texas (the “Southlake Facility”). Title and risk of loss to Products will pass to Customer upon Variosystems’ delivery to the carrier for shipment to Customer, regardless of whether Variosystems has arranged for transportation as a courtesy to Customer.

c. Customer must promptly inspect the Products to confirm delivery of the ordered items and quantities and must notify Variosystems in writing of any discrepancies within ten (10) days of the third-party carrier’s delivery of the shipment to Customer. Damages or shortages sustained in transit must be raised directly with the applicable third-party carrier.

4. Credit and Payment. Invoices are due and payable net (30) thirty days after the date of such invoice (or as otherwise mutually agreed between Variosystems and Customer); provided, however, that if Customer pays an invoice in full within 10 days after the applicable invoice date, then Customer shall be entitled to deduct a discount of 1% of the total amount due on such invoice. Variosystems reserves the right in its sole discretion to require full payment in advance. Customer is responsible for any taxes, duties, or government levies resulting from the sale of Products or services hereunder, excluding any taxes on Variosystems’ income. Variosystems reserves the right to charge interest on all late amounts at a rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the highest permissible rate under applicable law, until paid in full. Customer must promptly review each invoice and raise any objections in writing within ten (10) days of invoice date or such objections will be deemed to have been waived. CUSTOMER IS NOT ENTITLED TO OFFSET OR DEDUCT FROM ANY AMOUNTS DUE AND PAYABLE TO VARIOSYSTEMS ANY DISPUTED AMOUNTS OR AMOUNTS CUSTOMER ALLEGES ARE OWED FROM VARIOSYSTEMS.

5. Security Interest. To secure Customer’s prompt and complete payment and performance of any and all present and future indebtedness and liabilities to Variosystems, Customer hereby grants to Variosystems a lien on and security interest in and to all of the right, title and interest of Customer in, to and under the Products, wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as all proceeds (including insurance proceeds) of the foregoing. The security interest granted under this provision constitutes a purchase money security interest under the Uniform Commercial Code. Variosystems may file a financing statement for the security interest and Customer must execute any statements or other documentation necessary to perfect Variosystems’ security interest in the Products. Customer also authorizes Variosystems to execute, on Customer’s behalf, statements or other documentation necessary to perfect Variosystems’ security interest in the Products. Variosystems is entitled to all applicable rights and remedies of a secured party under applicable law.

6. Warranty.

a. THE FOLLOWING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, AND VARIOSYSTEMS EXPRESSLY DISCLAIMS ANY OTHER EXPRESS, IMPLIED, OR STATUTORY WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, USE, OR QUIET ENJOYMENT, AND OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF VARIOSYSTEMS. VARIOSYSTEMS DOES NOT WARRANT THAT THE PRODUCTS OR SERVICES WILL BE ERROR- FREE OR THAT THE PRODUCTS WILL PERFORM WITHOUT INTERRUPTION. CUSTOMER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY VARIOSYSTEMS, OR ANY OTHER PERSON OR REPRESENTATIVE ON VARIOSYSTEMS’ BEHALF, EXCEPT AS STATED IN THIS SECTION 6.

b. Warranty on Fabrication and Manufacturing: Variosystems fabricates electronic assemblies per the electronics industry standard IPC-A-610 (current Revision at time of manufacture), Class 2 “Acceptability of Electronic Assemblies” in effect as of the date of fabrication (the “IPC Standard”) and warrants the Products against workmanship defects based upon visual and/or X-ray inspection per the acceptability parameters defined within the IPC Standard, for a period of twelve (12) months from the original Product shipment date, which is determinable by the Product serial number or lot date code. Bottom Terminated Components (BTCs) will use a maximum allowed voiding of 50% as determined by X-ray evaluation per Variosystems process control procedures, as determined by Variosystems in its sole discretion. If the acceptance criteria are not specifically defined in the IPC Standard then Variosystems will use electronics industry guidelines and Variosystems process controls procedures, as determined by Variosystems in its sole discretion.

c. Warranty on ICT or Function Testing: With respect to ICT or Function testing of a Product, if Customer requests and pays for an ICT or Function test, Variosystems warrants against errors that are covered in the test and should have been caught by the test, which includes defective components if the ICT or Function test should have detected the defective component, for a period of twelve (12) months from the original Product shipment date, which is determinable by the Product serial number or lot date code. PROVIDED HOWEVER, THIS WARRANTY ON ICT OR FUNCTION TESTING EXPRESSLY EXCLUDES ERRORS OR DEFECTS IN THE ICT OR FUNCTION TEST DESIGN OR ERRORS THAT ARE NOT CAUGHT DUE TO ERRORS OR DEFECTS IN THE ICT OR FUNCTION TEST DESIGN.

d. NOTWITHSTANDING THE FOREGOING, THESE WARRANTIES EXPRESSLY EXCLUDE ANY DAMAGE OR DEFECT CAUSED BY OR ATTRIBUTABLE TO: (i) Customer’s or any third party’s misuse, modification, negligence, improper maintenance, or stress, (ii) electrical circuit malfunction or placement of the Products in an unsuitable physical or operating environment, (iii) errors in design of the Products, errors or defects in the ICT or Function test design, diagnostics errors, application specifications errors, lack of design margin, errors in specifications, or errors in bills of materials as provided or directed by Customer, or (iv) defective components supplied by third-party manufacturers (except in the specific instance described in Section 6(c)

above). In the event of a component defect, Variosystems will endeavor to assist Customer in enforcing the warranty claim against the manufacturer.

e. CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR VARIOSYSTEMS’ FAILURE TO MEET ITS WARRANTY IS AS FOLLOWS: (i) Customer must notify Variosystems in writing and request a warranty Return Material Authorization (“RMA”) form and Variosystems must receive the applicable Product(s) at the Southlake Facility (shipped at Customer’s expense) before the expiration of the twelve (12) month warranty period in order for Customer to be entitled to a warranty evaluation. Customer must comply with all applicable Variosystems terms and conditions for the RMA form and for packaging and shipping the Product(s) to Variosystems for warranty evaluation. (ii) If Variosystems’ warranty evaluation confirms a workmanship defect (as described in Section 6(b)) or a defect that should have been caught by the ICT or Function test (as described in Section 6(c)) (as applicable, a “Warrantied Defect”), the Product will be repaired, retested (if a test is available), final inspected and returned to Customer at no charge within a commercially reasonable timeframe. If applicable, if the ICT or Function test should have detected a defective component (as described in Section 6(c)), Variosystems will replace the defective component within a commercially reasonable timeframe. (iii) If Variosystems’ warranty evaluation does not confirm a Warrantied Defect, additional costs and charges will apply (at Variosystems’ then-current rates) depending on Customer’s instructions to Variosystems for further work on or disposition of the Product(s). FAILURE TO OBTAIN AN RMA FORM AND RETURN THE PRODUCT(S) TO THE SOUTHLAKE FACILITY BEFORE THE EXPIRATION OF THE TWELVE (12) MONTH WARRANTY PERIOD AND/OR FAILURE TO FOLLOW ALL OF VARIOSYSTEMS’ TERMS AND CONDITIONS FOR THE RMA FORM AND FOR THE PRODUCT RETURN PROCESS WILL VOID THE WARRANTY.

f. VARIOSYSTEMS’ DESIGN AND ENGINEERING SERVICES, INCLUDING WITHOUT LIMITATION TEST DESIGN SERVICES, ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND.

7. Purchase Orders Are Non-Cancellable by Customer. Due in part to Variosystems’ substantial commitment of resources and non- cancellable purchases from third-parties, ONCE CUSTOMER’S P.O. HAS BEEN ACCEPTED BY VARIOSYSTEMS IN WRITING, IT IS NON- CANCELLABLE BY CUSTOMER FOR ANY REASON. If Customer does cancel a P.O. after Variosystems’ acceptance, Customer agrees to accept delivery of and pay in full for (in accordance with this Agreement) all Products under the P.O. that Variosystems has already completed and all Products in process at the time of cancellation. Additionally, Customer agrees to pay to Variosystems on demand a cash amount equal to the following costs and charges: (i) the cost of components Variosystems purchased or ordered that cannot be returned or cancelled (calculated as the unit purchase price plus ten percent (10%) for freight and handling) and, in Variosystems’ discretion, cannot reasonably be reused or repurposed for other products; plus (ii) all third-party return/restocking fees charged to Variosystems as a result of Customer’s cancellation. Notwithstanding the foregoing or anything to the contrary herein, if Customer is in default of its payment obligations under any P.O., or becomes insolvent, files a petition for bankruptcy or commences or has commenced against it proceedings relating to bankruptcy, receivership, reorganization or assignment for the benefit of creditors, Variosystems may, in its sole discretion, reject or cancel subsequent P.O.s (even P.O.s that have been accepted by Variosystems) or stop delivery of any Products in transit without liability to Customer, and Customer will be liable for the payment obligations, costs, and charges specified in this Section 7 in connection with such cancellation as though the P.O. had been cancelled by Customer.

8. Inventory/Facilities.

a. Variosystems shall maintain its inventory in accordance with its usual and customary inventory management practices at a level sufficient to meet the demand for Products and services by Customer. For purposes of maintaining continuity of supply of Products to Customer, Variosystems shall maintain in its inventory, or reserve through its vendors and distributors, a specified amount, as mutually agreed upon by the parties, of finished goods and components beyond Customer’s firm P.O.s, along with a pipeline of 12 months’ supply of components necessary to manufacture Customer’s requirements for Products, based on a 12-month rolling forecast provided by Customer to Variosystems (the “Inventory Reserve”). Customer will provide Variosystems with timely updates regarding such forecast. Variosystems shall notify Customer prior to purchasing any non-cancel/non-return (“NCNR”) components necessary to manufacture Customer’s requirements for Products. Customer will cover the cost of any residual material or NCNR components purchased by Variosystems that cannot be liquidated in a timely manner, due to an irrevocable change in Customer’s demand or design, and will assist Variosystems in dispositioning any excess or unneeded material that results from such change in projected demand or design. Variosystems represents and warrants to Customer that, as of the Effective Date, there is sufficient inventory of components necessary to manufacture Customer’s requirements for Products either on hand at Variosystems’s facilities or on reserve for Variosystems through its vendors and distributors for Variosystems to meet the Inventory Reserve. Notwithstanding anything to the contrary herein, in the event that the Inventory Reserve is used to meet Customer’s requirements, Variosystems shall use its reasonable best efforts to replenish the Inventory Reserve as soon as practicable.

b. Variosystems shall manufacture the Products and store the components necessary to manufacture the Products at the Southlake Facility. Variosystems hereby certifies that it has two alternate facilities with the equipment, personnel capabilities and regulatory approvals necessary for manufacturing the Products and storing the components necessary to manufacture the Products. In the event of any manufacturing stops or interruptions at the Southlake Facility, such that the Southlake Facility becomes or would become incapable of manufacturing the Products or storing the components necessary to manufacture the Products, Variosystems shall promptly (i) notify Customer of such stop or interruption and (ii) begin manufacturing the Products and providing any related services from an alternate manufacturing facility in order to fully accommodate Customer’s requirements for the Products without interruption or delay. Variosystems shall be solely responsible for any additional costs arising from any facility change and any changes in the level or quality of the Products or services that result from such facility change.

9. Intellectual Property. All of Customer’s Intellectual Property (as defined below) will remain at all times the sole and exclusive property of Customer. Customer grants Variosystems a non-exclusive license to Customer’s Intellectual Property solely as necessary to provide the Products and services to Customer under this Agreement. Otherwise, nothing herein will be deemed to grant Variosystems any right, title, interest, or license in or to such Intellectual Property. For purposes of this Agreement, “Intellectual Property” means any inventions, works of authorship, software, or other developments, and any patent, copyright, trademark, trade secret, or other proprietary rights therein. Any Intellectual Property created, developed, or reduced to practice by Variosystems specifically for, or developed jointly with, Customer in connection with any P.O. or as part of the Products and services delivered under this Agreement (“Developed IP”) shall be Customer’s sole property, and Variosystems hereby irrevocably assigns, and upon the creation of any Developed IP will be automatically deemed to assign, to Customer all of its right, title, and interest in or to any such Developed IP.

10. Most Favored Customer. Variosystems represents and warrants to Customer that the pricing under this Agreement or any P.O. does not currently, and shall not during the Term, exceed the pricing that is charged by Variosystems to other customers (including the United States government) purchasing products or services that are the same or substantially the same as the Products and services provided hereunder or under any P.O., in like or smaller quantities, over a substantially comparable time period and under the same or substantially the same terms and circumstances of purchase. Moreover, if at any time subsequent to the Effective Date, Variosystems sells or contracts to sell to any customers (including the United States government) products or services that are the same or substantially the same as the Products or services provided hereunder or under any P.O., in like or smaller quantities, over a substantially comparable time period and under the same or substantially the same terms and circumstances of purchase, at a price that is lower than the pricing charged under this Agreement or pursuant to any P.O., Variosystems shall adjust the pricing of such Products and services to the amount of the lower price.

11. Confidentiality/Non-Disclosure.

a. All information obtained by either party in connection with any P.O. will be maintained in confidence for a period of five (5) years following the P.O.’s completion. The parties must not disclose specific P.O. terms to others, other than their attorneys, accountants, consultants, taxing or other governmental agencies entitled to demand the information or others to which disclosure is reasonably required in the performance of this Agreement, except as may be necessary to enforce this Agreement.

b. Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge that Customer may (i) file a copy of this Agreement with the United States Securities and Exchange Commission (the “SEC”) in any of its SEC reports and filings, as well as incorporate them by reference into other SEC reports and filings, and (ii) identify Variosystems by name in any of its SEC reports and filings.

c. Nothing contained in this Agreement will be deemed to grant to either party either directly or by implication, estoppel or otherwise, any ownership, title, license or other right to any patents, copyrights, trademarks, trade secrets, or other proprietary rights owned or licensed by the other party.

12. Force Majeure. Each party shall be excused from its performance obligations hereunder if and to the extent it is prevented or delayed by reason of unforeseeable events beyond its reasonable control, such as acts of God, war or other hostilities, riots, fires, floods, embargos, terrorism or sabotage, that are not caused such party’s fault or negligence (each, a “Force Majeure Event”). Such excuse from performance shall last only as long as the Force Majeure Event remains beyond the control of the excused party. If either party experiences a Force Majeure Event, it shall immediately notify the other party of such Force Majeure Event and shall use its best efforts to minimize the effects thereof.

13. Limitation of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MANUFACTURE OR SALE OF THE PRODUCTS OR PROVISION OF SERVICES HEREUNDER, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED BY EITHER PARTY OR COULD HAVE BEEN REASONABLY FORESEEN BY EITHER PARTY, REGARDLESS OF THE LEGAL OR EQUITABLE THEORY UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY ESSENTIAL PURPOSE.

14. INDEMNIFICATION.

a. CUSTOMER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS VARIOSYSTEMS AND ITS AFFILIATES, PARENT COMPANIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL SUITS, CLAIMS, CAUSES, OBLIGATIONS, LIABILITIES, DAMAGES, COSTS, AND EXPENSES (INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) (COLLECTIVELY, “CLAIMS”) ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, (I) THE FRAUD, BAD FAITH, NEGLIGENCE, RECKLESSNESS, OR MISCONDUCT OF OR OTHER WRONGFUL ACT OR OMISSION OF CUSTOMER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, INCLUDING, BUT NOT LIMITED TO, THE BREACH OF THIS AGREEMENT BY CUSTOMER, OR (II) INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, TRADEMARKS, COPYRIGHTS, TRADE SECRET RIGHTS, OR ANY OTHER THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS WHERE SUCH THIRD-PARTY INTELLECTUAL PROPERTY WAS SPECIFIED, REQUIRED OR DIRECTED BY CUSTOMER IN CONNECTION WITH THE PRODUCTS OR SERVICES HEREUNDER. NOTWITHSTANDING THE FOREGOING, CUSTOMER SHALL HAVE NO LIABILITY UNDER THIS SECTION 14(a) TO THE EXTENT ANY SUCH CLAIM IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE VARIOSYSTEMS.

b. VARIOSYSTEMS HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS CUSTOMER AND ITS AFFILIATES, PARENT COMPANIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, (I) THE FRAUD, BAD FAITH, NEGLIGENCE, RECKLESSNESS, OR MISCONDUCT OF OR OTHER WRONGFUL ACT OR OMISSION OF VARIOSYSTEMS OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, INCLUDING, BUT NOT LIMITED TO, THE BREACH OF THIS AGREEMENT BY VARIOSYSTEMS, OR (II) INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, TRADEMARKS, COPYRIGHTS, TRADE SECRET RIGHTS, OR ANY OTHER THIRD-PARTY INTELLECTUAL

PROPERTY RIGHTS WHERE SUCH THIRD-PARTY INTELLECTUAL PROPERTY WAS SPECIFIED, REQUIRED OR DIRECTED BY VARIOSYSTEMS IN CONNECTION WITH THE PRODUCTS OR SERVICES HEREUNDER. NOTWITHSTANDING THE FOREGOING, VARIOSYSTEMS SHALL HAVE NO LIABILITY UNDER THIS SECTION 14(b) TO THE EXTENT ANY SUCH CLAIM IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CUSTOMER.

c. EACH PARTY MUST MAINTAIN SUFFICIENT LIABILITY INSURANCE TO COVER ITS OBLIGATIONS UNDER THIS AGREEMENT. THIS PROVISION SHOULD BE CONSTRUED FAIRLY AND REASONABLY AND NEITHER MORE STRONGLY FOR NOR AGAINST EITHER PARTY.

15. Export Regulations. Customer agrees to comply with all applicable export control laws and regulations and hereby gives its written assurance that Products, in whole or in part, are not intended to be shipped, directly or indirectly, to prohibited countries.

16. Miscellaneous.

a. Power and Authority. Each party hereby represents and warrants that (i) it is duly organized, validly existing and in good standing and has the power and authority to execute and deliver, and to perform its obligations under, this Agreement; (ii) its execution and delivery of this Agreement and performance of its obligations hereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent documents) or any applicable law or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for its execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained and remain in full force and effect, and all conditions thereof have been fully complied with; and (iv) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

b. Relationship of Parties. Each party is an independent contractor of the other party and therefore is not an agent, employee, partner, or joint venturer.

c. Waiver. Excpt as otherwise specified herein, no failure or delay by either party in exercising any right or remedy provided under this Agreement, no previous waiver or forbearance of the provisions of this Agreement by either party and no course of dealing between the parties shall in any way be construed as a waiver or continuing waiver of any provision.

d. Severability. If any term or provision of this Agreement is found to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remainder of this Agreement will remain valid and enforceable as if the invalid term, condition, or provision were not a part of this Agreement.

e. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous communications, representations, understanding and agreements, either oral or written, between the parties or any official or representative hereof.

f. Amendment/Modification. This Agreement may be amended in whole or in part only in a writing signed by duly authorized personnel of both parties.

g. Assignment. This Agreement and the rights and obligations hereunder and any P.O. shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns. Neither the rights nor the duties of either party under this Agreement may be voluntarily or involuntarily assigned or delegated, in whole or part, without the prior written consent of the other party; provided, however, that Customer shall have the right without first obtaining Variosystems’ consent to assign this Agreement to any successor entity of Customer.

h. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any provisions on conflicts of law. The exclusive jurisdiction and venue for any legal proceeding arising from this Agreement or Variosystems’ manufacture or sale of Products or provision of services to Customer will be those courts located in Tarrant County, Texas. The parties will make good faith efforts to resolve any dispute, but if any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees and court costs in addition to any other relief to which that party may be entitled.

i. Compliance with Legal Requirements. Each party shall ensure that, at all times and in all respects, it strictly complies with all applicable laws, rules, orders and regulations related to this Agreement and Variosystems’ manufacture or sale of Products or provision of services pursuant to the Agreement, including those of any regulatory agency or body having governing authority in any jurisdiction over such party (each, a “Legal Requirement”). Compliance with this Section 16(i) may require Variosystems to obtain licenses and/or operating permits required by any applicable Legal Requirement, which shall be provided to Customer upon Customer’s oral or written request.

j. Disclaimer of Certain Conventions. The parties hereby exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement, including all terms, obligations, requirements, and duties that may be said to exist or arise from such conventions.

k. Survival. Except as otherwise expressly provided in this Agreement, each of the rights and obligations of the parties contained in this Agreement will survive in accordance with their terms, beyond any termination of a P.O. or the parties’ relationship.

l. Counterparts. This Agreement may be executed in counterparts, each of which counterpart shall constitute an original but all of which together shall constitute one and the same instrument, and if so executed in counterparts shall be enforceable and effective upon the exchange of executed counterparts or the exchange of facsimile or electronic transmissions of executed counterparts.

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Signature page follows.]

IN WITNESS WHEREOF, Variosystems and Customer have entered into this Agreement effective as of the date set forth above.

VARIOSYSTEMS:

Variosystems, Inc.

/s/ Peter Ermish
By: Peter Ermish
Title: General Manager
Date: September 15, 2017

CUSTOMER:

WatchGuard, Inc.

/s/ Ted Hajec
By: Ted Hajec
Title: VP Operations
Date: September 19, 2017

Signature Page to Master Manufacturing and Services Agreement